SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2014

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 1, 2014, Steiner-Atlantic Corp. (“Steiner”), a wholly owned subsidiary of EnviroStar, Inc. (the “Company”), entered into a new lease (the “Lease”) with 290 NE 68 Street, LLC (the “Landlord”), with respect to Steiner’s facilities located at 290 N.E. 68th Street, 297 N.E. 67th Street and 277 N.E. 67th Street, Miami, Florida (approximately 27,000 square feet).  The Landlord is owned by the Sheila Steiner Revocable Trust (the “Trust”).  The trustees of the Trust are Sheila Steiner, and her son, Michael S. Steiner.  Michael S. Steiner is the Chairman of the Board of Directors, President and a director of the Company and is also a principal shareholder of the Company.  The initial term of the Lease (which commenced on November 1, 2014) is for three years.  Annual rental expense under the Lease will be $123,300 in lease year one, $126,960 in lease year two and $130,800 in lease year three.  Steiner will bear the cost of real estate taxes, utilities, maintenance, repairs and insurance.

Item 9.01   Financial Statements and Exhibits.

    (d)          Exhibits:

         10.1        Lease dated November 1, 2014, between Steiner - Atlantic Corp. and 290 NE 68 Street, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: November 3, 2014	By:	/s/ Venerando J. Indelicato
Venerando J. Indelicato,
Treasurer and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

10.1	Lease dated November 1, 2014, between Steiner - Atlantic Corp. and 290 NE 68 Street, LLC.